UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X] Preliminary Proxy Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[  ] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to §240.14a -12

SusGlobal Energy Corp.
(Name of Registrant as Specified in Its Charter)

_______________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

SusGlobal Energy Corp.

200 Davenport Road Toronto, Ontario Canada M5R 1J2
Telephone: 416.223.8500
Facsimile: 416.223.8507

February [ ], 2022

Dear Shareholders:

You are cordially invited to join us for a special meeting of shareholders, which will be held on Thursday March 24, 2022 at 10:00 a.m., EDT, at 200 Fairbank Avenue, Toronto, Ontario, Canada M6B 4C5. Holders of record of our common stock, par value $0.0001 per share (the "Common Stock") as of February 15, 2022 are entitled to notice of and to vote at the special meeting.

The Notice of Special Meeting of Shareholders and the proxy statement describe the business to be conducted at the meeting.

We hope you will be able to attend the meeting. However, even if you plan to attend in person, please vote your shares promptly to ensure that they are represented at the meeting. You may submit your proxy vote by telephone or internet as described in the following materials or by completing and signing the enclosed proxy card and returning it in the envelope provided. If you decide to attend the meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

If your shares are held in the name of a broker, trust, bank or other nominee, you will need proof of ownership to be admitted to the meeting, as described under "How can I attend the meeting?" on page 8 of the proxy statement.

We look forward to seeing you at the special meeting.

Sincerely,

Marc M. Hazout
Executive Chairman, President, and Chief Executive Officer

SusGlobal Energy Corp.

200 Davenport Road Toronto, Canada M5R 1J2
Telephone: 416.223.8500
Facsimile: 416.223.8507

February [ ], 2022

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Date and Time:	Thursday March 24, 2022 at 10:00 a.m., EDT, at 200 Fairbank Avenue, Toronto, Ontario, Canada M6B 4C5

200 Fairbank Avenue
Place:	Toronto, Ontario, Canada, M6B 4C5
Telephone: 416.364.9509

Items of Business:	1.

The amendment to our certificate of incorporation to effect a reverse stock split at a ratio in the range of 1-for-2 to 1-for-5, with the exact ratio to be set within that range at the discretion of our Board of Directors before February 15, 2023 without further approval or authorization of our stockholders and with our Board of Directors able to elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion (the "Reverse Stock Split Proposal"); and

	2.	Any other business that may properly be considered at the meeting or any adjournment of the meeting.

Record Date:	You may vote at the meeting if you were a shareholder of record at the close of business on Tuesday, February 15, 2022.

Voting by Proxy:

If you cannot attend the special meeting in person, you may vote your shares by telephone or internet by no later than 10:00 p.m. Eastern time on Wednesday, March 23, 2022 (as directed on the enclosed proxy card), or by completing, signing and promptly returning the enclosed proxy card by mail. We encourage you to vote by telephone or internet in order to reduce our mailing and handling expenses.

You may revoke your proxy and change your vote at any time before your proxy is voted at the special meeting. If you are a shareholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by telephone, internet or mail, or by voting in person at the meeting. Attending the meeting will not revoke your proxy unless you specifically request to revoke it.

By Order of the Board of Directors

Marc M. Hazout
Executive Chairman, President, and Chief Executive Officer

PROXY STATEMENT
TABLE OF CONTENTS

PROXY STATEMENT
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 24, 2022

The Board of Directors of SusGlobal Energy Corp. (the "Board") is soliciting proxies for use at the special meeting of shareholders to be held on March 24, 2022, and at any adjournment of the meeting. This proxy statement and the enclosed proxy card are first being mailed or given to shareholders on or about March [  ], 2022.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

What is the purpose of the meeting?

At our special meeting, shareholders will act upon the Reverse Stock Split Proposal outlined in the Notice of Special Meeting of Shareholders.

Who is entitled to vote at the meeting?

The Board has set February 15, 2022, as the record date for the special meeting. If you were a shareholder of record at the close of business on February 15, 2022, you are entitled to vote at the meeting.

As of February 15, 2022, 96,523,547 shares of Common Stock were issued and outstanding. We do not anticipate issuing further shares prior to February 15, 2022 (the record date) and, therefore, 96,523,547 shares will be eligible to vote at the meeting.

What are my voting rights?

Holders of Common Stock are entitled to one vote per share. Therefore, a total of 96,523,547 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our bylaws, shares equal to a majority of the voting power of our outstanding shares of the Common Stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

  you are present and vote in person at the meeting; or

  you have properly submitted a proxy by mail.

How do I vote my shares?

If you are a shareholder of record as of the record date, you can give a proxy to be voted at the meeting in any of the following ways:

  over the telephone by calling a toll-free number;
  electronically, using the internet; or
  by completing, signing and mailing the enclosed proxy card.

The telephone and internet voting procedures have been set up for your convenience. We encourage you to save corporate expense by submitting your vote by telephone or internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to submit your proxy by telephone or internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please return your signed proxy card to us before the special meeting.

If you hold your shares in "street name," you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares, and telephone and internet voting is also encouraged for shareholders who hold their shares in street name.

What is a proxy?

It is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your "proxy vote." Two executive officers, Marc Hazout and Gary Herman, have been designated by the Board as the proxies for our special meeting of shareholders. As such, Messrs. Hazout and Herman will vote on your behalf if you grant us your proxy.

What is a proxy statement?

It is a document that we are required to give you, in accordance with regulations of the Securities and Exchange Commission, when we ask you to designate proxies to vote your shares of Common Stock at a meeting of our shareholders. The proxy statement includes information regarding the matters to be acted upon at the meeting and certain other information required by regulations of the Securities and Exchange Commission.

What is the difference between a shareholder of record and a "street name" holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in "street name." Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the voting instruction card provided by it.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card you receive.

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If you are a street name holder, you may vote your shares in person at the meeting only if you obtain a signed letter or other document from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting.

What vote is required for the Reverse Stock Split Proposal to be approved?

The approval of the Reverse Stock Split Proposal requires the holders of a majority of our outstanding shares of Common Stock to vote "for" such proposal. Abstentions and broker non-votes will have the effect of a vote "against" this proposal.

How are votes counted?

You may vote "FOR," "AGAINST," or "ABSTAIN" with regard to the Reverse Stock Split Proposal.

If you submit your proxy but abstain from voting, your shares will be counted as present at the meeting for the purpose of determining a quorum. Shares not present at the meeting and shares voting "ABSTAIN" has the same effect as a vote against the Reverse Stock Split Proposal.

If your shares are held in "street name" and you want to vote your shares in person at the Meeting, you must provide evidence at the Meeting of your stock holdings as of the Record Date, such as a recent brokerage account or bank statement. You must also provide a legal proxy issued by your broker or nominee authorizing you to vote your shares, along with a statement from the broker or nominee confirming that the shares have not yet been voted. In addition, you must present photo identification, such as a driver's license.

Additionally, if you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be "broker non-votes" and will not be voted on the Reverse Stock Split Proposal (regarding which your broker or other nominee does not have discretionary authority). Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question.

Brokers holding shares of record for customers generally are not entitled to vote on "non-routine" matters, unless they receive voting instructions from their customers. The Reverse Stock Split Proposal is a non-routine matter. Your broker or other nominee may not vote on the Reverse Stock Split proposal without instructions from you.

Who will count the vote?

Representatives of Issuer Direct Corporation, our tabulation agent, will tabulate the votes and a Representative of Heritage U.S. Transfer Corp., our transfer agent will act as independent inspector of election.

How does the Board recommend that I vote?

You will vote on the following proposal:

  The amendment to our certificate of incorporation (the "Charter"), to effect a reverse stock split at a ratio in the range of 1-for-2 to 1-for-5, with the exact ratio to be set within that range at the discretion of our Board of Directors before February 15, 2023 without further approval or authorization of our stockholders and with our Board of Directors able to elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion.

The Board Directors recommends that you vote FOR the Reverse Stock Split Proposal.

What if I do not specify how I want my shares voted?

If you submit a signed proxy and do not specify how you want to vote your shares, we will vote your shares:

  FOR the Reverse Stock Split Proposal.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the special meeting. If you are a shareholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by mail, or by voting in person at the meeting. Attending the meeting will not revoke your proxy unless you specifically request to revoke it. To request an additional proxy card, or if you have any questions about the special meeting or how to vote or revoke your proxy, you should write to Ike Makrimichalos, SusGlobal Energy Corp., 200 Davenport Road, Toronto, Ontario, Canada, M5R 1J2 or call (416) 223-8500.

How can I attend the meeting?

You may be asked to present valid picture identification, such as a driver's license or passport, before being admitted to the meeting. If you hold your shares in street name, you also will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from your broker or other nominee are examples of proof of ownership.

Please let us know whether you plan to attend the meeting by marking the attendance box on the proxy card.

You may also send an e-mail to info@susglobalenergy.com with your first and last name and telephone number with your notice that you would like to attend the meeting.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks or other nominees for forwarding proxy materials to street name holders.

We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies by telephone, facsimile or personally. These individuals will receive no additional compensation for their services other than their regular salaries.

How can I communicate with SusGlobal Energy's Board of Directors?

You or any other interested party may communicate with the Board by sending a letter addressed to our Board of Directors, non-management directors, Chairman of the Board or specified individual directors to:

SusGlobal Energy Corp.
200 Davenport Road
Toronto, Ontario, Canada, M5R 1J2

Any such letters will be delivered to an independent director or a specified director if so addressed. Letters relating to accounting matters will also be delivered to our Chief Financial Officer or Corporate Controller for handling in accordance with the Board's policy on investigation of complaints relating to accounting matters.

How can I elect to access proxy statements and annual reports electronically instead of receiving paper copies through the mail?

You can request electronic delivery if you are a shareholder of record or if you hold your shares in street name. In fact, we encourage you to request electronic delivery of these documents if you are comfortable with the electronic format because it saves us the expense of printing and mailing the materials to you and helps preserve environmental resources. You can choose this option by:

  following the instructions provided on your proxy card or voter instruction form;
  following the instructions provided when you vote over the internet; or
  going to http://iproxydirect.com/snrg and following the instructions provided.

If you choose to view future proxy statements and annual reports over the internet, you will receive an e-mail message next year containing a link to the internet website where you can access our proxy statement and annual report. The e-mail also will include instructions for voting over the internet. You may revoke this request at any time by following the instructions at http://iproxydirect.com/snrg.

Your election to view proxy materials online is permanent unless you revoke it later.

Important Notice Regarding the Availability of Proxy Materials for
the Special Shareholder Meeting to be Held on March 24, 2022:

Our proxy statement is available at www.susglobalenergy.com

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the amount of Common Stock beneficially owned as of February 15, 2022 by (i) each person or group as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), believed by us to beneficially own more than 5% of Common Stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) all of our directors and executive officers as a group. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding (2)
Marc Hazout	17,811,068 (3)	18.45%
Ike Makrimichalos	600,000	*
Andrea Calla	133,992 (4)	*
Susan Harte	50,000	*
Gary Herman	-	-

All officers and directors as a group (5 persons)	18,595,060	19.26%

* Less than 1%

(1) The address for our officers and directors is c/o of the Company at 200 Davenport Road, Toronto, Ontario, Canada M5R 1J2.

(2) Percentage based on 96,523,547 shares of Common Stock issued and outstanding at February 15, 2022.

(3) The shares are in the name of Travellers International Inc., a company controlled by Marc Hazout the executive chairman, president and chief executive officer.

(4) The shares are in the name of the Calla Group, a company for whom the director is the president and chief executive officer.

PROPOSAL 1

REVERSE STOCK SPLIT PROPOSAL

On February 15, 2022, the Board unanimously approved, subject to stockholder approval, an amendment to the Charter to effect a reverse stock split of our outstanding Common Stock by combining outstanding shares of Common Stock into a lesser number of outstanding shares of Common Stock by a ratio in the range of 1-for-2 to 1-for-5 at any time prior to February 15, 2023, with the exact ratio to be set within this range by the Board at its sole discretion (the "Reverse Stock Split"). The Board may alternatively elect to abandon the proposed amendment and not effect the Reverse Stock Split authorized by stockholders, in its sole discretion. Upon the effectiveness of the amendment to the Charter effecting the Reverse Stock Split, the outstanding shares of the Common Stock will be reclassified and combined into a lesser number of shares such that one share of Common Stock will be issued for a specified number of shares in accordance with the ratio for the Reverse Stock Split selected by the Board.

If this Proposal approved by our stockholders as proposed, the Board would have the sole discretion to effect the amendment and Reverse Stock Split at any time prior to February 15, 2023, and to fix the specific ratio for the Reverse Stock Split, provided that the ratio would be in the range of 1-for-2 to 1-for-5. We believe that enabling the Board to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement the split in a manner designed to maximize the anticipated benefits for our stockholders.

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing of an amendment to the Charter with the Secretary of State of the State of Delaware. The exact timing of the amendment will be determined by the Board on its evaluation as to when such action will be the most advantageous to us and our stockholders, but the amendment will not occur after February 15, 2023. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to abandon the proposed amendment and the Reverse Stock Split if, at any time prior to the effectiveness of the filing of a certificate of amendment with the Secretary of State, the Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The proposed form of the amendment to the Charter to effect the Reverse Stock Split is attached as Appendix A to this proxy statement (subject to any changes required by applicable law). Any amendment to Charter to effect the Reverse Stock Split will include the Reverse Stock Split ratio fixed by our Board of Directors, within the range approved by our stockholders.

Purpose of the Reverse Stock Split

The Board believes that a Reverse Stock Split is desirable for a number of reasons, including:

Potential Listing of Common Stock on Nasdaq. On January 13, 2022, the Company filed a Registration Statement on Form S-1 for an underwritten public offering of its Common Stock. In connection with the proposed public offering, the Company applied to list its Common Stock on The Nasdaq Capital Market ("Nasdaq") under the proposed symbol "SNRG." One of the quantitative standards needed to qualify for initial listing on Nasdaq is that the Common Stock must have a minimum closing price of $4.00 per share. On February 15, 2022, the closing price of the Common Stock was $0.20 per share. The Board believes that listing the Common Stock on Nasdaq is in the best interests of its stockholders for a number of reasons, including that it may enable a more active and orderly trading market to develop, thereby enabling stockholders to more easily buy and sell shares of Common Stock. However, even after effectuating the Reverse Stock Split, there can be no assurance that we will meet the requirements for initial listing on Nasdaq or any other national securities exchange.

Improve the marketability and liquidity of the Common Stock. The second reason to pursue the Reverse Stock Split is because the Company believes that the increased market price of its Common Stock expected as a result of implementing the Reverse Stock Split may improve the marketability and liquidity of its Common Stock and may encourage interest and trading in its Common Stock. A reverse stock split could allow a broader range of institutions to invest in its Common Stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing the liquidity of its Common Stock. The Reverse Stock Split could help increase analyst and broker interest in its Common Stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the Company's Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. However, the liquidity of the Common Stock may in fact be adversely affected by the proposed Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split.

Risks of the Reverse Stock Split

The Reverse Stock Split may not increase the Company's market capitalization, which would prevent the Company from realizing some of the anticipated benefits of the Reverse Stock Split, including a potential listing on Nasdaq. The immediate effect of the Reverse Stock Split would be to reduce the number of shares of outstanding Common Stock and to potentially increase the trading price of the Common Stock. However, the effect of any effected Reverse Stock Split upon the market price of the Common Stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances sometimes improves stock performance, but in many cases does not. There can be no assurance that the trading price of the Common Stock after the reverse stock split will rise in proportion to the reduction in the number of shares of the Common Stock outstanding as a result of the Reverse Stock Split or remain at an increased level for any period. Also, there is no assurance that the stock price would not decline below the anticipated stock price following the Reverse Stock Split or that the trading price would remain above the thresholds required to meet initial listing requirements of Nasdaq or if initially met, whether the market price of the Common Stock would maintain levels required for continued listing. The trading price of the Common Stock may change due to a variety of other factors, including's operating results, other factors related to the Company's business and general market conditions. In addition, the fewer number of shares that will be available to trade will possibly cause the trading market of the Common Stock to become less liquid, which could have an adverse effect on the price of the Common Stock.

Effects of the Reverse Stock Split

Reduction of Shares Held by Individual Stockholders. After the effective date of the Reverse Stock Split (the "Effective Date") each stockholder will own fewer shares of the Common Stock. However, the Reverse Stock Split will affect all of the stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of its stockholders owning a fractional share as described below. Any fractional share shall be rounded up to the nearest whole share.

Authorized Shares of Common Stock. The Reverse Stock Split, if implemented, would not change the number of authorized shares of the Common Stock as designated by the Charter. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares remaining available for issuance under the authorized shares of Common Stock would increase.

The additional shares of Common Stock that would become available for issuance if the Reverse Stock Split is implemented could also be used by the Company's management to oppose a hostile takeover attempt or delay or prevent changes of control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. Although the proposed Reverse Stock Split has been prompted by business and financial considerations, stockholders nevertheless should be aware that this action could facilitate future efforts by management to deter or prevent a change in control.

Additionally, the Reverse Stock Split is not being conducted in an effort to take the Company private.

Other than the public offering, currently anticipated to raise up to $13.8 million through the sale of additional shares of Common Stock and Common Stock purchase warrants, the Company has no specific plans for the issuance of the Common Stock, which would become newly available as a result of the Reverse Stock Split. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of Common Stock.

Other Effects on Outstanding Shares. If the Reverse Stock Split is implemented, the rights and preferences of the outstanding shares of the Common Stock would remain the same after the Reverse Stock Split. Each share of Common Stock issued pursuant to the Reverse Stock Split would be fully paid and non-assessable.

In addition to the above, the Reverse Stock Split will have the following effects upon the Company's Common Stock:

  The number of shares owned by each holder of Common Stock will be reduced;

  The per share loss and net book value of the Common Stock will be increased because there will be a lesser number of shares of Common Stock outstanding;

  The par value of the Common Stock will remain $0.0001 per share; and

  The stated capital on the Company's balance sheet attributable to the Common Stock will be decreased and the additional paid-in capital account will be credited with the amount by which the stated capital is decreased.

Shares of Common Stock after the Reverse Stock Split will be fully paid and non-assessable. The amendment will not change any of the other the terms of the Common Stock. The shares of Common Stock after the Reverse Stock Split will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the shares of Common Stock prior to the Reverse Stock Split.

Once the Reverse Stock Split is implemented, share certificates representing shares of Common Stock will continue to be valid. In the future, new share certificates will be issued reflecting the Reverse Stock Split, but this in no way will affect the validity of your current share certificates. The Reverse Stock Split will occur without any further action on the part of the Company's stockholders. After the Effective Date, each share certificate representing the Common Stock prior to the Reverse Stock Split will be deemed to represent a smaller number of shares than the number presently shown on any such certificate.

The actual number of outstanding shares of the Company's Common Stock after giving effect to the Reverse Stock Split, if and when effected will depend on the number of issued and outstanding shares at the time the Reverse Stock Split is effected and the Reverse Stock Split ratio that is ultimately determined by the Board. The table below shows the Reverse Stock Split ratio and the approximate number of authorized shares of Common Stock to be outstanding for various reverse split ratios:

Reverse Stock Split Ratio	Outstanding Shares Before Reverse Stock Split(1)	Outstanding Shares After Reverse Stock Split(2)
1-for-2	96,523,547	48.261,774
1-for-3	96,523,547	32,174,516
1-for-5	96,523,547	19,304,709

(1)	Does not account for the additional issuance of shares of Common Stock after the date hereof as the result of future financings, conversion of outstanding derivative securities or other issuances, which may be substantial.

(2)

Does not account for fractional share rounding.

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in the Reverse Stock Split Proposal, except to the extent of their ownership of shares of our common stock, which shares would be subject to the same proportionate adjustment in accordance with the terms of the Reverse Stock Split as all other outstanding shares of Common Stock.

Certificates representing the shares after the Reverse Stock Split will be issued in due course as share certificates representing shares prior to the Reverse Stock Split are tendered for exchange or transfer to the Company's transfer agent. The Company requests that stockholders not send in any of their stock certificates at this time.

As applicable, new share certificates evidencing new shares following the Reverse Stock Split that are issued in exchange for share certificates issued prior to the Reverse Stock Split representing old shares that are restricted shares will contain the same restrictive legend as on the old certificates. Also, for purposes of determining the term of the restrictive period applicable to the new shares after the Reverse Stock Split, the time period during which a stockholder has held their existing pre-Reverse Stock Split old shares will be included in the total holding period.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split will become effective upon the filing of the amendment to the Charter with the Delaware Secretary of State. The timing of the filing of the amendment that will effectuate the Reverse Stock Split will be determined by the Board, at any time prior to February 15, 2023, based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment, the Board, in its sole discretion, determines that it is no longer in the Company's best interest and the best interests of its stockholders to proceed with the Reverse Stock Split. If the amendment effectuating the Reverse Stock Split has not been filed with the Secretary of State of Delaware by February 15, 2023, the Board will abandon the Reverse Stock Split.

After the filing of the amendment, the Common Stock will have a new CUSIP number, which is a number used to identify its equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

As soon as practicable after the Reverse Stock Split, the Company's transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates for record holders (i.e., stockholders who hold their shares directly in their own name and not through a broker). Record holders of pre-Reverse Stock Split shares will be asked to surrender to the transfer agent certificates representing pre-Reverse Stock Split shares in exchange for a book entry with the transfer agent or certificates representing post-Reverse Stock Split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

For street name holders of pre-Reverse Stock Split shares (i.e., stockholders who hold their shares through a broker), your broker will make the appropriate adjustment to the number of shares held in your account following the Effective Date.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No service charges, brokerage commissions or transfer taxes will be payable by any stockholder, except that if any new stock certificates are to be issued in a name other than that in which the surrendered certificate(s) are registered it will be a condition of such issuance that (1) the person requesting such issuance pays all applicable transfer taxes resulting from the transfer (or prior to transfer of such certificate, if any) or establishes to the Company's satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Fractional Shares

No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares, upon surrender to the exchange agent of such certificates representing such fractional shares, will receive a number of shares rounded up to the nearest whole share.

Accounting Matters

The par value per share of the Company's Common Stock will remain unchanged at $0.0001 per share after the Reverse Stock Split. As a result, on the Effective Date, the stated capital on the Company's consolidated balance sheet attributable to Common Stock will be reduced and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Per share net income or loss will be increased because there will be fewer shares of Common Stock outstanding. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Certain Federal Income Tax Consequences

Each stockholder is advised to consult their own tax advisor as the following discussion may be limited, modified or not apply based on your own particular situation.

The following is a summary of important tax considerations of the Reverse Stock Split. It addresses only stockholders who hold the pre-Reverse Stock Split shares and post-Reverse Stock Split shares as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-Reverse Stock Split shares as part of a straddle, hedge, or conversion transaction, stockholders who hold the pre-Reverse Stock Split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the "Code"), stockholders who are subject to the alternative minimum tax provisions of the Code, and stockholders who acquired their pre-Reverse Stock Split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws. Furthermore, the Company has not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the Reverse Stock Split.

The Reverse Stock Split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the Reverse Stock Split qualifies as reorganization, a stockholder generally will not recognize gain or loss on the Reverse Stock Split. The aggregate tax basis of the post-Reverse Stock Split shares received will be equal to the aggregate tax basis of the pre-Reverse Stock Split shares exchanged (excluding any portion of the holder's basis allocated to fractional shares), and the holding period of the post-Reverse Stock Split shares received will include the holding period of the pre-Reverse Stock Split shares exchanged.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

To ensure compliance with Treasury Department Circular 230, each holder of Common Stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this information statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Code; (b) any such discussion has been included by  in furtherance of the Reverse Stock Split on the terms described herein and (c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.

No Appraisal Rights

No action is proposed herein for which the laws of the State of Delaware, or our Charter or bylaws, provide a right to our stockholders to dissent and obtain appraisal of, or payment for, such stockholders' capital stock.

Vote Required and Board of Directors Recommendation

Pursuant to the Delaware General Corporation Law, this proposal must be approved by the affirmative vote of a majority of the outstanding shares of our common stock. Abstentions and broker non-votes with respect to this proposal will be counted for purposes of establishing a quorum and, if a quorum is present, will have the same practical effect as a vote against this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO APPROVE THE REVERSE STOCK SPLIT.

"HOUSEHOLDING" OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for shareholders and cost savings for companies. Although we do not household for our registered shareholders, some brokers household SusGlobal Energy Corp. proxy materials and annual reports, delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a shareholder at a shared address to which a single copy of either document was delivered. For copies of either or both documents, shareholders should write to SusGlobal Energy Corp., 200 Davenport Road, Toronto, Ontario, Canada, M5R 1J2, or call (416) 223-8500.

OTHER MATTERS

We do not know of any other matters that may be presented for consideration at the special meeting. If any other business does properly come before the special meeting, the persons named as proxies on the enclosed proxy card will vote as they deem in the best interests of SusGlobal Energy Corp.

Marc M. Hazout
Executive Chairman, President, and Chief Executive Officer
Dated: February [  ], 2022

LOCATION OF SUSGLOBAL ENERGY CORP. SPECIAL MEETING OF SHAREHOLDERS

Thursday, March 24, 2022 at 10:00 a.m. EDT
200 Fairbank Avenue, Toronto, Ontario, Canada M6B 4C5

Telephone: 416.364.9509

Beneficial owners of common stock held in street name by a broker or bank will need proof of ownership to be admitted to the meeting. A recent brokerage statement, a letter from your broker or bank are examples of proof of ownership. -

SusGlobal Energy Corp.

200 Davenport Road Toronto, Canada M5R 1J2
Telephone: 416.223.8500
Facsimile: 416.223.8507

Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting of Shareholders to be held on March 24, 2022:

Our proxy statements are available at www.susglobalenergy.com.

SusGlobal Energy Corp.

200 Davenport Road Toronto, Canada M5R 1J2
Telephone: 416.223.8500
Facsimile: 416.223.8507

SUSGLOBAL ENERGY CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CONTROL ID:
REQUEST ID:

The undersigned having received the Notice of Special Meeting of Shareholders and proxy statement, revoking any proxy previously given, hereby appoint(s) Marc Hazout and Gary Herman, and either of them, as proxies to vote as directed all shares the undersigned is (are) entitled to vote at the SusGlobal Energy Corp. 2022 Special Meeting of Shareholders and authorize(s) each to vote in his discretion upon other business as may properly come before the meeting or any adjournment or postponement thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

If you vote by phone, fax or internet, please DO NOT mail your proxy card.

	MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
	FAX:	Complete the reverse portion of this Proxy Card and Fax to **202-521-3464.**
	INTERNET:	https://www.iproxydirect.com/SNRG
	PHONE:	1-866-752-VOTE(8683)

→ **Please ensure you fold then detach and retain this portion of this Proxy** →

SPECIAL MEETING OF THE SHAREHOLDERS OF SUSGLOBAL ENERGY CORP.

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CONTROL ID:
REQUEST ID:

Proposal 2 →	FOR	AGAINST	ABSTAIN
To vote upon any other business that properly may come before the annual meeting or any postponements or adjournment.	☐	☐	☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

IF THIS SIGNED PROXY CARD CONTAINS NO SPECIFIC VOTING INSTRUCTIONS, THESE SHARES WILL BE VOTED "FOR" PROPOSAL 1 AND IN THE DISCRETION OF THE NAMED PROXIES ON ALL OTHER MATTERS.

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

____
____
____

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ______________________, 2022

____
(Print Name of Shareholder and/or Joint Tenant)

____
(Signature of Shareholder)

____
(Second Signature if held jointly)

APPENDIX A

CERTIFICATE OF AMENDMENT
to
CERTIFICATE OF INCORPORATION
of
SUSGLOBAL ENERGY CORP.

SUSGLOBAL ENERGY CORP., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

FIRST: The name of the Corporation is SusGlobal Energy Corp. The Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware (the "Secretary of State") on May 23, 2017 (the "Certificate of Incorporation").

SECOND: Article FOURTH of the Corporation's Certificate of Incorporation shall be amended by inserting Section 4.04 at the end of such section which shall read as follows:

"4.04 Reverse Stock Split. [Upon the filing of this Certificate of Amendment pursuant to the Section 242 of the General Corporation Law of the State of Delaware] [Effective as of [ ] a.m./p.m., local time on , 20 ] (the "Effective Time"), each  ( ) shares of the Corporation's Common Stock, issued and outstanding immediately prior to the Effective Time (the "Old Common Stock") shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined, converted and changed into ( ) fully paid and nonassessable shares of common stock, par value of  $0.0001 per share (the "New Common Stock"), subject to the treatment of fractional share interests as described below (the "reverse stock split"). The conversion of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Certificate of Amendment. Holders who otherwise would be entitled to receive fractional share interests of New Common Stock upon the effectiveness of the reverse stock split shall be entitled to receive a whole share of New Common Stock in lieu of any fractional share created as a result of such reverse stock split.

THIRD: The stockholders of the Corporation have duly approved the foregoing amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the      day of    , 202 .

SUSGLOBAL ENERGY CORP.

By:
Name:	Marc Hazout
Title:	Chief Executive Officer